Exhibit 10.2

WAIVER OF PARTICIPATION IN
THE SPIN-OFF TRANSACTION

THIS WAIVER (this “Waiver Agreement”), is made effective as of  September 18, 2018 by and among Cleartronic, Inc., a Florida corporation (“Cleartronic”), VoiceInterop, Inc., a Florida corporation (“VoiceInterop”) and Richard J. Martin (“Martin”).

WHEREAS, Cleartronic is considering the proposed spin-off of VoiceInterop, its wholly-owned subsidiary in a registered spin-off transaction (“Spin-Off”);

WHEREAS, Martin serves as the Chairman and Director of Cleartronic;

WHEREAS, Martin entered into a Share Exchange Agreement with Cleartronic on April 2, 2018 in which exchanged 53,500 shares of Cleartornic’s Series A Preferred Stock for 1,070,000 shares of the Cleartronic’s Series C Preferred Stock;

WHEREAS, Martin will be receiving 401,250 shares of VoiceInterop common stock in the spin-off transaction for his shares of Cleartronic’s Series C preferred stock;

WHEREAS, Martin currently owns 512,966 shares of Cleartronic’s Series A preferred stock and would be entitled to receive 3,847,245 shares in the Spin Off Transaction and, for a variety of reasons, Martin does not wish to receive these common shares in the Spin-Off Transaction on and wishes to waive all rights thereto;

NOW THEREFORE, in consideration of the above and for due and valuable consideration, the receipt of which is hereby acknowledged, the undersigned do hereby acknowledge, agree and consent to the following:

1.

Recitals.  The recitals set forth above are incorporated into this Agreement.

2.

Waiver of Rights. Martin hereby irrevocably waives any right to receive any shares of VoiceInterop’s common stock in the Spin-Off Transaction.

3.

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between such parties with respect thereto.

4.

Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

(Signature Page Follows)

ACTIVE\36079733.v2-7/10/18

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first set forth above.

CLEARTRONIC, INC. a Florida corporation
By: /s/ Larry M. Reid Its: President

VOICEINTEROP, INC. a Florida corporation By: /s/ Larry M. Reid Its: President

/s/ Richard Martin Richard Martin

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